Exhibit 10.2

FORM OF

MANAGEMENT AGREEMENT

by and between

CARE INVESTMENT TRUST INC.

and

CIT HEALTHCARE LLC

Dated as of June [__], 2007

Table of Contents

MANAGEMENT AGREEMENT, dated as of June [__], 2007, by and between Care Investment Trust Inc., a Maryland corporation (the “Company”) and CIT Healthcare LLC, a Delaware limited liability company (the “Manager”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Company is a newly formed corporation which intends to invest primarily in a diversified portfolio of healthcare-related commercial mortgage investments, commercial real estate and other related products and intends to qualify as a real estate investment trust for federal income tax purposes and will elect to receive the tax benefits accorded by Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Company desires to retain the Manager to manage the business and investment affairs of the Company and its Subsidiaries and to perform services for the Company in the manner and on the terms set forth herein and the Manager wishes to be retained to provide such services.

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.

Definitions.  (a)  The following terms shall have the meanings set forth in this Section 1(a):

“Affiliate” means (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer or general partner of such other Person, and (iii) any legal entity for which such Person acts as an executive officer or general partner.

“Agreement” means this Management Agreement, as amended, supplemented or otherwise modified from time to time.

“Automatic Renewal Term” has the meaning set forth in Section 10(b) hereof.

“Base Management Fee” means the base management fee, calculated and payable monthly in arrears, in an amount equal to one-twelfth of 1.75% of Equity.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Change in Control of the Manager” shall be deemed to have occurred: (a) if any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than CIT Group Inc. ("CIT Group") or an Affiliate of CIT Group, in a single transaction or in a related series of transactions, becomes the beneficial owner, directly or indirectly, of securities of the Manager representing more than 50% of the aggregate voting power of all classes of the Manager’s then outstanding voting securities (provided, however, no change in the ownership of CIT Group shall be deemed to be a “Change of Control” for purposes of this Agreement) or (b) upon approval by all requisite parties of (i) a plan of merger, consolidation, share exchange, business combination or similar transaction between the Manager and an entity (other than an Affiliate of the Manager that executes this Agreement and agrees to bound by the provisions hereof), or (ii) a proposal with respect to the sale, lease, transfer, exchange or other disposal of all, or substantially all, of the Manager’s assets to an entity (other than an Affiliate of the Manager that executes this Agreement and agrees to be bound by the provisions hereof).

“Claim” has the meaning set forth in Section 8(c) hereof.

“Closing Date” means the date of closing of the Initial Public Offering.

“Code” has the meaning set forth in the Recitals.

“Common Stock” means the common stock, par value $0.001, of the Company.

“Company Confidential Information” has meaning set forth in Section 5(b) hereof.

“Company Indemnified Party” has meaning set forth in Section 8(b) hereof.

“Company Permitted Disclosure Parties” has the meaning set forth in Section 5(b) hereof.

“Conduct Policies” has the meaning set forth in Section 2(k) hereof.

“Confidential Information” has the meaning set forth in Section 5 hereof.

“Conflicts of Interest Policy” means the conflicts of interests policy for the Company with respect to the Manager, a copy of which is attached hereto as Exhibit A, as the same may be amended, restated, modified, supplemented or waived by the Board of Directors as specified therein.

“Effective Termination Date” has the meaning set forth in Section 10(c) hereof.

“Equity” means, for purposes of calculating the Base Management Fee, the month-end value, computed in accordance with GAAP, of the Company's stockholders' equity (including common stock and preferred stock), adjusted to exclude the effect of any unrealized gains, losses or other items that do not affect realized net income.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funds From Operations” means net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus depreciation and amortization on real estate assets and non-cash equity compensation expense, and after adjustments for unconsolidated partnerships and joint ventures; provided, that, for the purposes of determining the Incentive Fee, the foregoing calculation of Funds From Operations shall be adjusted to exclude one-time events pursuant to changes in GAAP and may be adjusted to exclude other non-cash charges after discussion between the Manager and the Independent Directors and approval by the majority of the Independent Directors in the case of non-cash charges.

“GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied.

“Governing Instruments” means, with regard to any entity, the articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the partnership agreement in the case of a general or limited partnership or the certificate of formation and operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents in each case as amended.

“Incentive Fee” means an incentive management fee calculated and payable each fiscal quarter in an amount, not less than zero, equal to the product of: (i) 25% of the dollar amount by which (a) Funds From Operations (after the Base Management Fee and before the Incentive Fee) of the Company for such quarter per share of Common Stock (based on the weighted average number of shares outstanding for such quarter), (b) plus the amount by which any capital gains realized during the quarter exceed any capital losses realized during the quarter exceed (c) an amount equal to (1) the weighted average of the price per share of Common Stock issued in the Initial Public Offering and the prices per share of Common Stock issued in any subsequent offerings by the Company multiplied by (2) the greater of (A) 2.25% and (B) 0.75% plus one-fourth of the Ten-Year U.S. Treasury Rate for such quarter, multiplied by (ii) the weighted average number of shares of Common Stock outstanding during such quarter.

“Incentive Fee Computation Notice” has the meaning set forth in Section 6(e) hereof.

“Indemnified Party” has the meaning set forth in Section 8(b) hereof.

“Independent Director” means a member of the Board of Directors who is “independent” in accordance with the Company’s Governing Instruments and the rules of the NYSE or such other securities exchange on which the shares of Common Stock are listed.

“Initial Public Offering” means the sale by the Company of shares in the initial public offering of the Company registered with the SEC (Registration Statement No. 333-141634).

“Initial Term” has the meaning set forth in Section 10(a) hereof.

“Investment Committee Charter” means the organizational document for the Company's Investment Committee.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Guidelines” means the Company’s investment guidelines, a copy of which is attached hereto as Exhibit B, as the same may be amended, restated, modified, supplemented or waived by the Board of Directors as specified therein.

“Last Appraiser” has the meaning set forth in Section 6(h) hereof.

“Losses” has the meaning set forth in Section 8(a) hereof.

“Management Fee Payment” has the meaning set forth in Section 6(d) hereof.

“Manager Indemnified Party” has the meaning set forth in Section 8(a) hereof.

“Manager Permitted Disclosure Parties” has the meaning set forth in Section 5(a) hereof.

“Notice of Proposal to Negotiate” has the meaning set forth in Section 10(c) hereof.

“NYSE” means the New York Stock Exchange, Inc.

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

“REIT” means a “real estate investment trust” as defined under the Code.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any subsidiary of the Company and any partnership, the general partner of which is the Company or any subsidiary of the Company, and any limited liability company, the managing member of which is the Company or any subsidiary of the Company.

“Ten-Year U.S. Treasury Rate” means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board in publication H.15, or any successor publication, during a calendar quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten-Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each Business Day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each Business Day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

“Termination Fee” means a termination fee equal to the sum of the average annual Base Management Fee and the average annual Incentive Fee, both as earned by the Manager during the two years immediately preceding the most recently completed fiscal quarter prior to the date of termination, multiplied by three (3).

“Termination Notice” has the meaning set forth in Section 10(c) hereof.

“Valuation Notice” has the meaning set forth in Section 6(h) hereof.

(b)

As used herein, accounting terms relating to the Company and its Subsidiaries, if any, not defined in Section 1(a) and accounting terms partly defined in Section 1(a), to the extent not defined, shall have the respective meanings given to them under United States generally accepted accounting principles.

(c)

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(d)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words include, includes and including shall be deemed to be followed by the phrase “without limitation.”

Section 2.

Appointment and Duties of the Manager.  (a)  The Company hereby appoints the Manager to manage the investments and day-to-day operations of the Company and its Subsidiaries, subject at all times to the further terms and conditions set forth in this Agreement and to the supervision and direction of, and such further limitations or parameters as may be imposed from time to time by, the Board of Directors.  The Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein, provided that funds are made available by the Company for such purposes as set forth in Section 7 hereof.  In performing its duties hereunder, the Manager also herby agrees to use its commercially reasonable efforts to comply, and to cause the personnel providing services to the Company to comply, with the Conflicts of Interest Policy, the Investment Guidelines and the Company’s Investment Committee Charter. The appointment of the Manager shall be exclusive to the Manager, except to the extent that the Manager elects, in its sole and absolute discretion, in accordance with the terms of this Agreement, to cause the duties of the Manager as set forth herein to be provided by third parties.

(b)

The Manager, in its capacity as manager of the investments and the day-to-day operations of the Company, at all times will be subject to the supervision and direction of the Board of Directors and will have only such functions and authority as the Board of Directors may delegate to it, including the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the investments and operations of the Company as may be appropriate:

(i)

serving as the Company’s consultant with respect to the periodic review of investment criteria and parameters for investments, borrowings and operations (including the Investment Guidelines and Conflicts of Interest Policy, any modifications to which shall be approved by a majority of the Independent Directors) and other policies and recommendations with respect thereto for approval by the Board of Directors;

(ii)

making available to the Company the Manager's knowledge and experience with respect to mortgage loans, real estate, real estate securities, other real estate-related assets and non-real estate related assets and real estate operating companies in the healthcare industry and otherwise;

(iii)

serving as the Company's consultant with respect to the identification, investigation, evaluation, analysis, selection, purchase, origination, negotiation, structuring, monitoring and disposition of the Company’s investments, including the accumulation of assets for securitization;

(iv)

serving as the Company's consultant with respect to decisions regarding any financings, securitizations, hedging activities or borrowings undertaken by the Company or its Subsidiaries, including (1) assisting the Company in developing criteria for debt and equity financing that is specifically tailored to the Company’s investment objectives, (2) advising the Company with respect to obtaining appropriate warehouse or other financings for its investments and (3) advising the Company with respect to and structuring long-term financing vehicles for the Company’s investments, and advising the Company with respect to offering and selling securities publicly or privately in connection with any such structured financing;

(v)

serving as the Company's consultant with respect to arranging for the issuance of mortgage backed securities from pools of mortgage loans or mortgage backed securities owned by the Company;

(vi)

representing and making recommendations to the Company in connection with the purchase and finance and commitment to purchase and finance investments;

(vii)

with respect to any prospective investment by the Company and any sale, exchange or other disposition of any investment by the Company, conducting negotiations on behalf of the Company with real estate brokers, sellers and purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;

(viii)

providing the Company with portfolio management, asset servicing and loan servicing, including enforcing rights, exercising remedies, granting consents, and  taking other actions on behalf of the Company in respect of the Company’s investments;

(ix)

conducting periodic on-site visits to properties to inspect the physical condition of the properties and to evaluate the performance of a tenant or operator of its duties;

(x)

reviewing, analyzing and commenting upon the operating budgets, capital budgets and leasing plans of properties;

(xi)

engaging and supervising, on behalf of the Company and at the Company’s expense, independent contractors that provide real estate, investment banking, mortgage brokerage, securities brokerage, appraisal, engineering, environmental, seismic, insurance, legal, accounting, transfer agent, registrar, leasing, master servicing, special servicing, due diligence and such other services as may be required relating to the Company’s operations or investments (or potential investments);

(xii)

coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with the joint venture or co-investment partners;

(xiii)

providing executive and administrative personnel, office space and office services required in rendering services to the Company;

(xiv)

performing and supervising the performance of administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Board of Directors, including the services in respect of any of the Company's incentive plans, the collection of revenues and the payment of the Company’s debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

(xv)

communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

(xvi)

counseling the Company in connection with policy decisions to be made by the Board of Directors;

(xvii)

evaluating and recommending to the Company hedging strategies and engaging in hedging activities on behalf of the Company, consistent with such strategies, as so modified from time to time, with the Company’s qualification as a REIT and with the Investment Guidelines;

(xviii)

counseling the Company regarding the maintenance of its qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations promulgated thereunder;

(xix)

counseling the Company regarding the maintenance of its exemption from status as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exemption;

(xx)

furnishing reports and statistical and economic research to the Company regarding the activities and services performed for the Company or its Subsidiaries, if any, by the Manager;

(xxi)

monitoring the operating performance of the Company’s investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xxii)

investing and re-investing any monies and securities of the Company (including in short-term investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company) and advising the Company as to its capital structure and capital-raising activities;

(xxiii)

causing the Company to retain qualified accountants and legal counsel, as applicable, to (i) assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, taxable REIT subsidiaries and (ii) conduct quarterly compliance reviews with respect thereto;

(xxiv)

causing the Company to qualify to do business in all jurisdictions in which such qualification is required and to obtain and maintain all appropriate licenses;

(xxv)

assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act and the Securities Act or by the NYSE;

(xxvi)

taking all necessary actions to enable the Company and its Subsidiaries to make required tax filings and reports, including soliciting stockholders for required information to the extent necessary under the Code and Treasury Regulations applicable to REITs;

(xxvii)

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations other than with the Manager or its Affiliates;

(xxviii)

arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote the business of the Company;

(xxix)

using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;

(xxx)

performing such other services as may be required from time to time for the management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

(xxxi)

using commercially reasonable efforts to cause the Company to comply with all applicable laws.

(c)

Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of accountants, legal counsel, appraisers, insurers (including title insurers), surveyors, engineering, environmental and seismic consultants, insurance consultants and brokers, public relations and marketing consultants, information technology consultants, investment relations advisers, securities brokers, mortgage brokers, transfer agents, registrars, financial printers, developers, investment banks, financial advisors, internal audit service providers, banks and other lenders, consultants, agents, contractors, vendors, advisors and others as the Manager deems necessary or advisable in connection with the management and operations of the Company. In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including accountants, legal counsel and other professional service providers) hired by the Manager at the Company’s sole cost and expense. The Manager shall use commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time.

(d)

The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) would adversely affect the qualification of the Company as a REIT under the Code or the Company’s status as an entity exempted from investment company status under the Investment Company Act, or (ii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Company’s Governing Instruments.  If the Manager is ordered to take any action by the

Board of Directors, the Manager shall promptly notify the Board of Directors if it is the Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments.  Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the Company, the Board of Directors, or the Company’s stockholders for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 8 of this Agreement.

(e)

The Company (including the Board of Directors) agrees to take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including all steps reasonably necessary to allow the Manager to file any registration statement or other filing required to be made under the Securities Act, Exchange Act, NYSE, Code or other applicable law, rule or regulation on behalf of the Company in a timely manner. The Company further agrees to use commercially reasonable efforts to make available to the Manager all resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the Company. If the Manager is not able to provide a service, or in the reasonable judgment of the Manager it is not prudent to provide a service, without the approval of the Board of Directors, as applicable, then the Manager shall be excused from providing such service (and shall not be in breach of this Agreement) until the applicable approval has been obtained.

(f)

Reporting Requirements.  (i)  As frequently as the Manager may deem reasonably necessary or advisable, or at the direction of the Board of Directors, the Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, with respect to any investment, reports and other information with respect to such investment as may be reasonably requested by the Company.

(ii)

The Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all reports, financial or otherwise, with respect to the Company reasonably required by the Board of Directors in order for the Company to comply with its Governing Instruments, or any other materials required to be filed with any governmental body or agency, and shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all materials and data necessary to complete such reports and other materials, including an annual audit of the Company’s books of account by a nationally recognized independent accounting firm.

(iii)

The Manager shall prepare, or, at the sole cost and expense to the Company, cause to be prepared, regular reports for the Board of Directors to enable the Board of Directors to review the Company’s investments, portfolio composition and characteristics, credit quality, performance and compliance with the Investment Guidelines and policies approved by the Board of Directors, including reports on investments rejected by the Company's investment committee that provide the reason for the rejection and whether the Manager has determined to make such investment.

(g)

Directors, officers, employees and agents of the Manager or Affiliates of the Manager may serve as directors, officers, agents, nominees or signatories for the Company, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments.  When executing documents or otherwise acting in such capacities for the Company, such Persons shall indicate in what capacity they are executing on behalf of the Company.  Without limiting the foregoing, but subject to Section 12 below, the Manager will provide the Company with a management team, including a Chief Executive Officer, Chief Financial Officer and Chief Investment Officer or similar positions, along with appropriate support personnel to provide the management services to be provided by the Manager to the Company hereunder, who shall devote such of their time to the management of the Company as necessary and appropriate, commensurate with the level of activity of the Company from time to time.

(h)

The Manager shall provide personnel for service on an investment or similar type of committee.

(i)

The Manager shall maintain reasonable and customary “errors and omissions” insurance coverage and other customary insurance coverage.

(j)

The Manager shall provide such internal audit, compliance and control services as may be required for the Company to comply with applicable law (including the Securities Act and Exchange Act), regulation (including SEC regulations) and the rules and requirements of the NYSE and as otherwise reasonably requested by the Company or its Board of Directors from time to time.

(k)

The Manager acknowledges receipt of the Company’s Code of Business Conduct and Ethics, Policy on Insider Trading and Communications Policy (collectively, the “Conduct Policies”) and agrees to require its employees who provide services to the Company to comply with such Conduct Policies in the performance of such services hereunder or such comparable policies as shall in substance hold employees of the Manager to at least the standards of conduct set forth in the Conduct Policies.

Section 3.

Additional Activities of the Manager.  Except as provided in the last sentence of this Section 3 and subject to the provisions of Section 12(iii), the Conflicts of Interest Policy, the Investment Guidelines and the Investment Committee Charter, nothing in this Agreement shall (i) prevent the Manager or any of its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company or (ii) in any way bind or restrict the Manager or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any of its Affiliates, officers, directors or employees may be acting.  While information and recommendations supplied to the Company shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others. The Company shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to others.  The Company shall have the benefit of the Manager’s best judgment and effort in rendering services hereunder and, in furtherance of the foregoing, the

Manager shall not undertake activities that, in its good faith judgment, will adversely affect the performance of its obligations under this Agreement.

Section 4.

Bank Accounts.  At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.

Section 5.

Records; Confidentiality.  (a)  The Manager shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours.  The Manager shall keep confidential any and all non-public information, written or oral, obtained by it in connection with the services rendered hereunder (“Confidential Information”) and shall not use Confidential Information except in furtherance of its duties under this Agreement or disclose Confidential Information, in whole or in part, to any Person other than (i) to its Affiliates, officers, directors, employees, agents, representatives or advisors who need to know such Confidential Information for the purpose of rendering services hereunder, (ii) to appraisers, financing sources, advisors and others in the ordinary course of the Company’s business ((i) and (ii) collectively, “Manager Permitted Disclosure Parties”) , (iii) in connection with any governmental or regulatory filings of the Company or disclosure or presentations to Company investors, (iv) to governmental officials having jurisdiction over the Company, (v) as requested by law or legal process to which the Manager or any Person to whom disclosure is permitted hereunder is a party, or (vi) with the consent of the Company.  The Manager agrees to inform each of its Manager Permitted Disclosure Parties of the non-public nature of the Confidential Information and to direct such Persons to treat such Confidential Information in accordance with the terms hereof.  Nothing herein shall prevent the Manager from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority, or pursuant to any law or regulation, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however that with respect to clauses (i) and (ii), it is agreed that the Manager will provide the Company with prompt written notice of such order, request or demand so that the Company may seek an appropriate protective order and/or waive the Manager's compliance with the provisions of this Agreement.  If, failing the entry of a protective order or the receipt of a waiver hereunder, the Manager is, in the opinion of counsel, required to disclose Confidential Information, the Manager may disclose only that portion of such information that its counsel advises is legally required without liability hereunder; provided, that the Manager agrees to exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from provisions hereof: any Confidential Information that (A) is available to the public from a source other than the Manager, (B) is released in writing by the Company to the public or to persons who are not under similar obligation of confidentiality to the Company, or (C) is obtained by the Manager from a third-party without breach by such third-party of an obligation of confidence with respect to the Confidential Information disclosed.  The provisions of this Agreement shall survive the expiration or earlier termination of this Agreement for a period of one year.

(b)

The Company shall keep confidential any and all non-public information regarding the Manager, written or oral, obtained by it in connection with its relationship with the Manager (the “Company Confidential Information”) and shall not use Confidential Information except in furtherance of the terms of this Agreement or disclose Confidential Information, in whole or in part, to any Person other than (i) to its Affiliates, officers, directors, agents, representatives or advisors who need to know such Confidential Information (collectively, “Company Permitted Disclosure Parties”), (ii) as requested by law or legal process to which the Company or any Person to whom disclosure is permitted hereunder is a party, or (iii) with the consent of the Manager.  The Company agrees to (i) inform each of its Company Permitted Disclosure Parties of the non-public nature of the Confidential Information and to direct such Persons to treat such Confidential Information in accordance with the terms hereof and (ii) not disclose any Confidential Information to its Company Permitted Disclosure Parties after the termination or nonrenewal of this Agreement in accordance with Section 10.  Nothing herein shall prevent the Company from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority, or pursuant to any law or regulation, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however that with respect to clauses (i) and (ii), it is agreed that the Company will provide the Manager with prompt written notice of such order, request or demand so that the Manager may seek an appropriate protective order and/or waive the Company's compliance with the provisions of this Agreement.  If, failing the entry of a protective order or the receipt of a waiver hereunder, the Company is, in the opinion of counsel, required to disclose Confidential Information, the Company may disclose only that portion of such information that its counsel advises is legally required without liability hereunder; provided, that the Company agrees to exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from provisions hereof: any Confidential Information that (A) is available to the public from a source other than the Company, (B) is released in writing by the Manager to the public or to persons who are not under similar obligation of confidentiality to the Manager, or (C) is obtained by the Company from a third-party without breach by such third-party of an obligation of confidence with respect to the Confidential Information disclosed.  For the avoidance of doubt, information about the systems, employees, policies, procedures and investment portfolio (other than investments in which the Company and Manager have co-invested) of the Manager shall be deemed to be included within the meaning of “Confidential Information” for purposes of the Company’s obligations pursuant to this Section 5(b).

Section 6.

Compensation.  (a)  For the services rendered under this Agreement, the Company shall pay to the Manager the Base Management Fee and the Incentive Fee.

(b)

The parties acknowledge that the Base Management Fee is intended to compensate the Manager for the costs and expenses of its executive officers and employees (and certain related overhead not otherwise reimbursable under Section 7 below)

incurred in providing to the Company the investment advisory services and certain general management services rendered under this Agreement.

(c)

The Manager will not receive any compensation for the period prior to the Closing Date other than expenses incurred and reimbursed pursuant to the provisions of Section 7 hereunder.

(d)

The Base Management Fee shall be payable in arrears in cash, in monthly installments commencing with the month in which this Agreement was executed (with such initial payment pro-rated based on the number of days during such month that this Agreement was in effect), and the Manager shall calculate each installment thereof, and deliver such calculation to the Board of Directors, within fifteen (15) Business Days following the last day of each calendar month.  The Company shall pay the Manager each installment of the Base Management Fee (each, a “Management Fee Payment”) within five (5) Business Days after the date of delivery to the Board of Directors of such computations.

(e)

The Manager shall compute each installment of the Incentive Fee within 45 days after the end of the calendar quarter with respect to which such installment is payable. A copy of the computations made by the Manager to calculate such installment (the “Incentive Fee Computation Notice”) shall thereafter promptly be delivered to the Board of Directors and, upon such delivery, payment of such installment of the Incentive Fee shown therein shall be due and payable within ten (10) Business Days after the date of delivery to the Board of Directors of such computations.

(f)

The Manager may elect in the Incentive Fee Computation Notice to receive all or a portion of the Incentive Fee (subject to restrictions under securities laws and the NYSE and to the remaining provisions of this Section 6(f) and the provisions of Sections 6(g) and 6(h)) in shares of Common Stock and the remainder thereof shall be paid in cash.  For purposes of this computation, Common Stock includes shares issued and outstanding (whether vested or unvested or forfeiture or non-forfeitable) and shares to be issued upon exercise of outstanding stock options (whether such options are exercisable or nonexercisable).  The Manager’s receipt of shares of Common Stock in accordance herewith shall be subject to all applicable securities exchange rules and securities laws (including prohibitions on insider trading).  All shares of Common Stock paid to the Manager as Incentive Fee will be fully vested upon issuance; provided, that the Manager agrees not to sell such shares of Common Stock for a period of one (1) year from the date the Incentive Fee being paid in Common Stock became due and payable.  Notwithstanding such restriction and subject to compliance with all applicable securities laws (including prohibitions on insider trading), the Manager shall have the right to allocate such shares in its sole and absolute discretion to its officers, employees and other individuals who provide services to it at any time.  In addition, the foregoing restrictions regarding the sale of such shares shall terminate upon termination or non-renewal of this Agreement.

(g)

Shares of Common Stock payable as the Incentive Fee shall be valued as follows:

(i)

if such shares are traded on a securities exchange, the value shall be deemed to be the closing price of the shares on such exchange on the Business Day prior to the issuance of such shares;

(ii)

if such shares are actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sales price, as applicable, on the Business Day prior to the issuance of such shares; and

(iii)

if there is no active public market for such shares, the value shall be the fair market value thereof, as reasonably determined in good faith by the Board of Directors (including a majority of the Independent Directors) of the Company.

(h)

If at any time the Manager shall, in connection with a determination of fair market value made by the Board of Directors, (i) dispute such determination in good faith by more than five percent (5%), and (ii) such dispute cannot be resolved between the Independent Directors and the Manager within ten (10) Business Days after the Manager provides written notice to the Company of such dispute (the “Valuation Notice”), then the matter shall be resolved by an independent appraiser of recognized standing selected jointly by the Independent Directors and the Manager within not more than twenty (20) days after the Valuation Notice.  In the event the Independent Directors and the Manager cannot agree with respect to such selection within the aforesaid twenty (20) day time-frame, the Independent Directors shall select one such independent appraiser and the Manager shall select one independent appraiser within five (5) Business Days after the expiration of the twenty (20) day period, with one additional such appraiser (the “Last Appraiser”) to be selected by the appraisers so designated within five (5) Business Days after their selection.  Any valuation decision made by the Last Appraiser shall be deemed final and binding upon the Board of Directors and the Manager and shall be delivered to the Manager and the Company within not more than fifteen (15) days after the selection of the Last Appraiser.  The expenses of the appraisal shall be paid by the party with the estimate which deviated the furthest from the final valuation decision made by the appraisers.

Section 7.

Expenses of the Company.  (a)  The Manager shall be responsible for employment expenses of the Manager’s employees (including the officers and directors of the Company who are also employees of the Manager), including salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel.

(b)

The Company shall pay all of its costs and expenses and shall reimburse the Manager or its Affiliates for expenses of the Manager and its Affiliates incurred on behalf of the Company, excepting only those expenses that are specifically the responsibility of the Manager pursuant to Section 7(a) of this Agreement. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company or any Subsidiary shall be paid by the Company and shall not be paid by the Manager or Affiliates of the Manager:

(i)

all costs and expenses associated with the Company’s formation and capital raising activities of the Company and its Subsidiaries, if any, including the costs and expenses of the preparation of the Company’s registration statements, any and all costs and expenses of the Initial Public Offering of the Company, any subsequent offerings and any filing fees and costs of being a public company, including filings with the SEC, the National Association of Securities Dealers, Inc. and the NYSE (and any other exchange or over-the-counter market), among other such entities;

(ii)

all costs and expenses in connection with the acquisition, disposition, development, protection, maintenance, financing, hedging, administration and ownership of the Company’s or any Subsidiary’s investment assets, including costs and expenses incurred in contracting with third parties, including Affiliates of the Manager, to provide such services, such as legal fees, accounting fees, consulting fees, trustee fees, appraisal fees, insurance premiums, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned or leased by the Company or any Subsidiary;

(iii)

all legal, audit, accounting, consulting, underwriting, brokerage, listing, filing, custodian, transfer agent, rating agency, registration and other fees and charges, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company’s or any Subsidiary’s equity securities or debt securities;

(iv)

all costs and expenses in connection with legal, accounting, due diligence, asset management, securitization, property management, leasing tasks and other services that outside professionals or outside consultants perform on behalf of the Company;

(v)

all expenses relating to communications to holders of equity securities or debt securities issued by the Company or any Subsidiary and the other third party services utilized in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies (including the SEC), including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the Company’s or any Subsidiary’s securities and the cost of any reports to third parties required under any indenture to which the Company or any Subsidiary is a party;

(vi)

all costs and expenses of money borrowed by the Company or its Subsidiaries, if any, including principal, interest and the costs associated with the establishment and maintenance of any credit facilities, warehouse loans, repurchase facilities and other indebtedness of the Company and its Subsidiaries, if any (including commitment fees, legal fees, closing and other costs);

(vii)

all taxes and license fees applicable to the Company or any Subsidiary, including interest and penalties thereon;

(viii)

all fees paid to and expenses of third-party advisors and independent contractors, consultants, managers and other agents engaged by the Company or any Subsidiary or by the Manager for the account of the Company or any Subsidiary;

(ix)

all insurance costs incurred by the Company or any Subsidiary, including any costs to obtain liability or other insurance to indemnify the Manager and underwriters of any securities of the Company;

(x)

all costs and expenses relating to the acquisition of, and maintenance and upgrades to, the Company’s portfolio accounting systems;

(xi)

all compensation and fees paid to directors of the Company or any Subsidiary (excluding those directors who are also officers or employees of the Manager),

all expenses of directors of the Company or any Subsidiary (including those directors who are also employees of the Manager), the cost of directors and officers liability insurance and premiums for errors and omissions insurance, and any other insurance deemed necessary or advisable by the Board of Directors for the benefit of the Company and its directors and officers (including those directors who are also employees of the Manager);

(xii)

all third-party legal, accounting and auditing fees and expenses and other similar services relating to the Company’s or any Subsidiary’s operations (including all quarterly and annual audit or tax fees and expenses);

(xiii)

all third-party legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the Company, or which the Company is authorized or obligated to pay under applicable law or its Governing Instruments or by the Board of Directors;

(xiv)

subject to Section 8 below, any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any Subsidiary, or against any director or officer of the Company or any Subsidiary in his capacity as such for which the Company or any Subsidiary is required to indemnify such director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

(xv)

all travel and related expenses of the Company’s directors and officers and the Manager’s employees incurred in connection with attending meetings of the Board of Directors or holders of securities of the Company or any Subsidiary or performing other business activities that relate to the Company or any Subsidiary, including travel and expenses incurred in connection with the purchase, consideration for purchase, financing, refinancing, sale or other disposition of any investment or potential investment of the Company; provided, however, that the Company shall only be responsible for a proportionate share of such expenses, as determined by the Manager in good faith, where such expenses were not incurred solely for the benefit of the Company;

(xvi)

all expenses of organizing, modifying or dissolving the Company or any Subsidiary and costs preparatory to entering into a business or activity, or of winding up or disposing of a business activity of the Company or its Subsidiaries, if any;

(xvii)

all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of holders of the securities of the Company or any Subsidiary, including in connection with any dividend reinvestment plan;

(xviii)

all costs and expenses related to the design and maintenance of the Company’s web site or sites and associated with any computer software, hardware or information technology services that is used primarily for the Company;

(xix)

costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses; provided, however, that the Company shall only be responsible for a proportionate share of such expenses, as determined by the Manager in good faith, where such expenses were not incurred solely for the benefit of the Company;

(xx)

all expenses incurred on behalf of the Company in connection with servicing problem or delinquent loans, or special servicing;

(xxi)

the costs and expenses incurred with respect to administering the Company’s incentive plans;

(xxii)

all other expenses actually incurred by the Manager or its Affiliates or their respective officers, employees, representatives or agents, or any Affiliates thereof, which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement (including any fees or expenses relating to the Company’s compliance with all governmental and regulatory matters);

(xxiii)

rent (including disaster recovery facilities costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its Affiliates required for the Company's operations; provided, however, that the Company shall only be responsible for a proportionate share of such expenses, as determined by the Manager in good faith, where such expenses were not incurred solely for the benefit of the Company; and

(xxiv)

all other expenses of the Company or any Subsidiary relating to the Company’s business and investment operations, including the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, that are not the responsibility of the Manager under Section 8(a) of this Agreement.

(c)

Costs and expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager. The Manager shall prepare a written statement in reasonable detail documenting the costs and expenses of the Company and those incurred by the Manager on behalf of the Company during each month, and shall deliver such written statement to the Company within thirty (30) days after the end of each month. The Company shall pay all amounts payable to the Manager pursuant to this Section 7(c) within ten (10) days after the receipt of the written statement without demand, deduction, offset or delay.  Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.  The Independent Directors shall, on an annual basis, review and approve the allocation of shared expenses between the Company and the Manager.  The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

Section 8.

Limits of the Manager’s Responsibility.  (a)  The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in the Conflicts of Interest Policy, the Investment Guidelines and the Investment Committee Charter.  The Manager and its Affiliates, and the directors, officers, employees and stockholders of the Manager and its Affiliates, will not be liable to the Company, any Subsidiary of the Company, the Board of Directors, or the Company’s stockholders for any acts or omissions by the Manager, its officers, employees or its Affiliates, performed in accordance with and pursuant to this

Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under this Agreement.  The Company shall, to the full extent lawful, reimburse, indemnify and hold harmless the Manager, its Affiliates, and the directors, officers, employees and stockholders of the Manager and its Affiliates (each, a “Manager Indemnified Party”), of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) (collectively “Losses”), in respect of or arising from any acts or omissions of such Manager Indemnified Party performed in good faith under this Agreement and, in respect of any such Manager Indemnified Party, not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of such Manager Indemnified Party under this Agreement.

(b)

The Manager shall, to the full extent lawful, reimburse, indemnify and hold harmless the Company, and the directors, officers and stockholders of the Company and each Person, if any, controlling the Company (each, a “Company Indemnified Party”; a Manager Indemnified Party and a Company Indemnified Party are each sometimes hereinafter referred to as an “Indemnified Party”) of and from any and all Losses in respect of or arising from (i) any acts or omissions of the Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of the Manager under this Agreement or (ii) any claims by the Manager’s employees relating to the terms and conditions of their employment by the Manager.

(c)

In case any such claim, suit, action or proceeding (a “Claim”) is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party reasonably necessary for the evaluation and/or defense of such Claim and shall specifically state that indemnification for such Claim is being sought under this Section; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not limit or affect such Indemnified Party’s rights to be indemnified pursuant to this Section.  Upon receipt of such notice of Claim (together with such documents and information from such Indemnified Party), the indemnifying party shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to such Indemnified Party, which counsel may, without limiting the rights of such Indemnified Party pursuant to the next succeeding sentence of this Section, also represent the indemnifying party in such investigation, action or proceeding.  In the alternative, such Indemnified Party may elect to conduct the defense of the Claim, if (i) such Indemnified Party reasonably determines that the conduct of its defense by the indemnifying party could be materially prejudicial to its interests, (ii) the indemnifying party refuses to defend (or fails to give written notice to the Indemnified Party within ten (10) days of receipt of a notice of Claim that the indemnifying party assumes such defense), or (iii) the indemnifying party shall have failed, in such Indemnified Party’s reasonable judgment, to defend the Claim in good faith.  The indemnifying party may settle any Claim against such Indemnified Party without such Indemnified Party’s consent, provided (i) such settlement is without any Losses whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party and (iii) the indemnifying party obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim.  The applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party’s sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof.  If such Indemnified Party is entitled pursuant to this Section to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party.  Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section.

(d)

The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement.

Section 9.

No Joint Venture.  The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

Section 10.

Term; Renewal.

(a)

Initial Term.  This Agreement shall become effective on the Closing Date and shall continue in operation, unless terminated in accordance with the terms hereof, until June 30, 2010 (the “Initial Term”).

(b)

Automatic Renewal Terms.  After the Initial Term, this Agreement shall be deemed renewed automatically each year for an additional one-year period (an “Automatic Renewal Term”) unless the Company or the Manager elects not to renew this Agreement in accordance with this Section 10.

(c)

Nonrenewal of the Manager.  Notwithstanding any other provision of this Agreement to the contrary, the Company may, in connection with the expiration of the Initial Term or any Automatic Renewal Term, decline to renew this Agreement upon the vote of at least a majority of the Independent Directors.  If the Company elects not to renew this Agreement at the expiration of the Initial Term or any Automatic Renewal Term, the Company shall deliver to the Manager prior written notice (the “Termination Notice”) of the Company’s intention not to renew this Agreement based upon the terms set forth in this Section 10(c) not less than one hundred eighty (180) days prior to the expiration of the then existing term.  If the Company so elects not to renew this Agreement, the Company shall designate the date (the “Effective Termination Date”), not less than one hundred eighty (180) days from the date of the notice, on which the Manager shall cease to provide services under this Agreement and this Agreement shall expire on such date.  If the Company issues the Termination Notice, the Company shall be obligated to pay the Manager the Termination Fee within ninety (90) days of the Effective Termination Date.  Notwithstanding the foregoing, if the Termination Notice specifies that  the reason for termination arises from a decision made by a majority vote of the Independent Directors that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate the compensation payable to Manager under this Agreement by delivering to the Company, not less than one hundred twenty (120) days prior to the pending Effective Termination Date, written notice (a “Notice of Proposal to Negotiate”) of its intention to renegotiate the compensation payable to Manager under this Agreement.

Thereupon, the Company (represented by the Independent Directors) and the Manager shall endeavor to negotiate the compensation payable to the Manager under this Agreement in good faith.  Provided that the Company and the Manager agree to the revised compensation payable to the Manager within sixty (60) days following the Company’s receipt of the Notice of Proposal to Negotiate, the Termination Notice from the Company shall be deemed of no force and effect, and this Agreement shall continue in full force and effect on the terms stated herein, except that the compensation payable to Manager under this Agreement shall be the revised compensation structure then agreed upon by the Company and the Manager.  The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised compensation structure promptly upon reaching an agreement regarding same.  In the event that the Company and the Manager are unable to agree to a revised compensation structure during such sixty (60) day period, this Agreement shall expire on the Effective Termination Date and the Company shall be obligated to pay the Manager the Termination Fee within ninety (90) days of the Effective Termination Date.

(d)

No later than one hundred eighty (180) days prior to the expiration of the Initial Term or any Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall expire effective upon expiration of the then current term.  In the event that the Manager declines to renew this Agreement, no Termination Fee shall be paid.

(e)

In the event of expiration or nonrenewal of this Agreement pursuant to this Section 10, the parties shall be without any further liability or obligation of each other, except as provided in Section 13 of this Agreement and except for such obligations as expressly survive the expiration or termination of this Agreement.

Section 11.

Assignments.  (a) This Agreement shall terminate automatically without payment of the Termination Fee in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors.  Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound.  In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as the Manager. Notwithstanding the foregoing, the Manager may (i) assign this Agreement to an Affiliate of the Manager that is a successor to the Manager by reason of a restructuring or other internal reorganization among the Manager and any one or more of its Affiliates without the consent of a majority of the Independent Directors and (ii) delegate to one or more of its Affiliates the performance of any of its responsibilities hereunder so long as it remains liable for any such Affiliate’s performance.  Nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.

(b)

The Company shall not assign this Agreement, in whole or in part, unless such assignment is consented to in writing by the Manager.  Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Company is bound.  In addition, the assignee shall execute and deliver to the Manager a counterpart of this Agreement.

Section 12.

Termination of the Manager for Cause.  At the option of the Company and at any time during the term of this Agreement, this Agreement shall be and become terminated upon sixty (60) days’ written notice of termination from the Board of Directors to the Manager, without payment of the Termination Fee, if any of the following events shall occur, which shall be determined by a majority of the Board of Directors (including a majority of the Independent Directors):

(i)

the Manager shall commit any act of fraud, misappropriation of funds, or embezzlement against the Company in its corporate capacity (as distinguished from the acts of any employees of the Manager which are taken without the complicity of the board of directors or executive officers of the Manager) or shall be grossly negligent in the performance of its duties under this Agreement (including such action or inaction by the Manager which materially impairs the Company’s ability to conduct its business, but not including acts of any employees of the Manager which are taken without the knowledge of the Board of Directors or any of the Manager’s executive officers);

(ii)

the Manager shall commit a material breach of any provision of this Agreement (including the failure of the Manager to use commercially reasonable efforts to comply with the Company’s Conflicts of Interest Policy, Investment Guidelines and Investment Committee Charter); provided, that such default has continued uncured for a period of sixty (60) days after written notice thereof, which notice shall contain a request that the same be remedied;

(iii)

the Manager raises, sponsors, forms or advises any new investment fund, company or vehicle, including any REIT, that invests primarily in healthcare-related commercial mortgage loans or other commercial healthcare-related real estate loans, such as mezzanine loans (but specifically excluding commercial mortgage-backed securities and other similar pass through securities) in the United States or healthcare-related properties in the United States;

(iv)

(A) the Manager shall commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Manager shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Manager any case, proceeding or other action of a nature referred to in clause (A) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (C) the Manager shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A) or (B) above; or (D) the Manager shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(v)

upon the conviction (including a plea of nolo contendere) of the Manager of a felony or the entry of any order or consent decree by any state or federal regulatory agency or authority, or the settlement by the Manager with any such regulatory agency or authority, whether or not such order, consent decree or settlement involves the admission or denial of liability, with respect to or arising out of any regulatory proceeding where the subject matter of the regulatory proceeding involves conduct of the Manager in the course of conducting its business as contemplated by this Agreement;

(vi)

upon a Change of Control in the Manager, provided that the Company exercises its right to terminate this Agreement within the six (6) months following such Change of Control; or

(vii)

upon the dissolution of the Manager.

If any of the events specified above shall occur, the Manager shall give prompt written notice thereof to the Board of Directors.

Section 13.

Action Upon Termination.  From and after the effective date of expiration or termination of this Agreement pursuant to Sections 10, 11, or 12 of this Agreement, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination and, if this Agreement is not renewed pursuant to Section 10, the Termination Fee.  Upon any such termination, the Manager shall forthwith:

(a)

after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(b)

deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company and any Subsidiaries; and

(c)

deliver to the Board of Directors all property and documents of the Company and any Subsidiaries then in the custody of the Manager.

Section 14.

Release of Money or Other Property Upon Written Request.

The Manager agrees that any money or other property of the Company (which such term, for the purposes of this Section, shall be deemed to include any and all of its Subsidiaries, if any) held by the Manager shall be held by the Manager as custodian for the Company, and the Manager’s records shall be appropriately and clearly marked to reflect the ownership of such money or other property by the Company.  Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company any money or other property then held by the Manager for the account of the Company under this Agreement, the Manager shall release such money or other property to the Company within a reasonable period of time, but in no event later than 60 days following such request.  Upon delivery of such money or other property to the Company, the Manager shall not be liable to the Company, the Board of Directors, or the Company’s stockholders or partners for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with this Section.  The Company shall indemnify the Manager, its directors, officers, stockholders, employees and agents against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the Company in accordance with the terms of this Section 14.  Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 8 of this Agreement.

Section 15.

Representations and Warranties.  (a)  The Company hereby represents and warrants to the Manager as follows:

(i)

The Company is duly organized, validly existing and in good standing under the laws of Maryland, has the corporate power and authority and the legal right to own and operate its assets, to lease any property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole.

(ii)

The Company has the corporate power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder.  No consent of any other Person, including stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder.  This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(iii)

The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the Governing Instruments of, or any securities issued by the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)

The Manager hereby represents and warrants to the Company as follows:

(i)

The Manager is duly organized, validly existing and in good standing under the laws of Delaware, has the corporate power and authority and the legal right to own and operate its assets, to lease the property it operates as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager.

(ii)

The Manager has the corporate power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder.  No consent of any other Person, including members and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder.  This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

(iii)

The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the Governing Instruments of, or any securities issued by the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

Section 16.

Miscellaneous.  (a)  Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 16):

The Company:	Care Investment Trust Inc. c/o CIT Healthcare LLC 505 Fifth Avenue New York, New York 10017 Attention: Chief Executive Officer Fax: (212) 771-9317

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Attention: David J. Goldschmidt, Esq. Fax: (917) 777-3574

The Manager:	CIT Healthcare LLC 505 Fifth Avenue New York, New York 10017 Attention: Chief Executive Officer Fax: (212) 771-9317

with a copy to:	CIT Healthcare LLC 505 Fifth Avenue New York, New York 10017 Attention: Chief Legal Officer Fax: (212) 771-9317

(b)

Binding Nature of Agreement; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

(c)

No Third Party Beneficiaries.  This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

(d)

Integration.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(e)

Amendments.  Neither this Agreement nor any terms hereof may be amended, supplemented, modified or waived except in an instrument in writing executed by the parties hereto, which shall be approved by a majority of the Independent Directors.

(f)

GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN

SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

(g)

WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(h)

Survival of Representations and Warranties.  All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

(i)

No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(j)

Section Headings.  The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

(k)

Counterparts.  This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(l)

Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto have executed this Management Agreement as of the date first written above.

CARE INVESTMENT TRUST INC.

By:

Name:

F. Scott Kellman

Title:

President and Chief Executive Officer

CIT HEALTHCARE LLC

By:

Name:

Flint D. Besecker

Title:

President

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Exhibit A

Conflicts of Interest Policy

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Management Agreement, dated as of June [__], 2007, as may be amended from time to time (the “Management Agreement”), by and between Care Investment Trust Inc. (the “Company”) and CIT Healthcare LLC (the “Manager”).

Special Provisions Relating to Allocation of Opportunities, Co-Investments and Certain Shared Services:

1.

The Company shall have the first right to invest in all assets originated by or presented to the Manager with one or more of the following characteristics, regardless of how such asset is originated or otherwise identified by the Manager, unless otherwise specified below:

(a)

any mortgage loan with a total principal amount of over $75 million;

(b)

any investment opportunity which constitutes equity or preferred equity;

(c)

any investment opportunity which constitutes mezzanine loans or B Notes; and

(d)

any investment that the Manager originates and elects to syndicate.

2.

The Company shall also have the right to invest in any other mortgage or real estate related asset that the Manager elects not to invest in for any reason, including failure to satisfy the Manager’s investment criteria or concentration issues.

3.

The Company shall not purchase from, or co-invest (i.e., co-originate or co-purchase from an unaffiliated third party) with, the Manager unless (A) if the co-investment is made on a pari passu basis, the economic terms (exclusive of any administrative fees payable to the Manager as agent) shall be at least as favorable to the Company as to the Manager and (B) if the co-investment results in the Manager and the Company holding Debt Tranches (defined below) of different priorities, the terms of the Company’s Debt Tranche (defined below) comply with the following: (1) if purchased in the secondary market from an unaffiliated third party, the Company's investment shall be upon such terms as are offered by such third party and (2) if purchased or part of a co-origination with the Manager, (y) the Company's investment shall, if there is one or more third party participants in the Company’s Debt Tranche, be upon terms no less favorable than the most favored third party participant in the Company’s Debt Tranche and (z) the Company's investment shall, if there are no other participants in the Company’s Debt Tranche, be upon then current market terms for similar investments purchased in arms length transactions as reasonably determined by the Manager based upon third party bids received or published market data; provided, however, in the event that third party bids or published market data is not available to the Manager, the Company's investment be approved by a majority of the Independent Directors.

4.

In the event that (i) the Company shall invest in a loan (or portion of a loan) that is secured (directly or indirectly) by the same underlying real estate asset that secures a loan (or tranche or other portion of a loan) of a different priority held by the Manager or (ii) the Manager or the Company holds a preferred equity interest in a real estate asset that (directly or indirectly) secures a loan in which the other party hereto has an interest (each such loan, loan tranche or other loan portion, or preferred equity interest being a “Debt Tranche”), then, if each of the Manager and the Company holds a majority of its respective Debt Tranche, a majority of the Independent Directors may, upon the occurrence of (i) a material default in respect of the Debt Tranche in which the Company holds an interest (the “Company’s Debt Tranche”) or (ii) any request to amend, modify or waive any material term of the Company’s Debt Tranche in order to avoid a pending material default, retain a reputable independent third party special servicer or adviser to advise the Board of Directors with respect to all material rights, remedies, enforcement actions, amendments and requests for waivers or consents in respect of the Company’s Debt Tranche, and the cost of such servicer or adviser shall be deducted from any Base Management Fee payable to the Manager in respect of the Company’s Debt Tranche, provided, however, that such costs shall not exceed the lesser of the special servicer fee and the Base Management Fee allocable to the Equity allocable to such loan.

5.

The Company shall not invest (i) in any loan secured (directly or indirectly) by a real estate asset in which the Manager has an equity interest (other than preferred equity) or (ii) in any equity interest (other than preferred equity) in any real estate asset which secures (directly or indirectly) any loan held by the Manager.

6.

In connection with any investment purchased from the Manager or any co-investment or participation with the Manger, the Manager shall provide the Company with its pro rata portion of any fees collected from the borrower on such investment.

7.

The legal department of the Manager shall provide legal services to the Company such as advice as to corporate governance matters, regulatory requirements, tax matters, litigation matters and such other matters as the Company or the Board of Directors may from time to time reasonably request, and in the provision of such legal services the Company, its officers and directors shall, to the extent permitted by applicable law, be entitled to all attorney-client privileges available under applicable law and all fiduciary obligations owed by attorneys to their clients under applicable law.  Notwithstanding the foregoing, in order to mitigate possible conflicts of interest, the Company shall retain separate external counsel (i) by action of the Independent Directors, with respect to (1) any disputes between the Manager and Company arising under this Agreement or any other agreement between the Manager and Company, (2) any transaction of the kind described in Section 3, (3) any investment for which a majority of the Independent Directors has retained a special servicer or adviser in accordance with Section 4 and (4) any matter that a majority of the Independent Directors identifies as a situation where the dual representation of the Company and the Manager presents an actual or apparent conflict of interest; and (ii) at the option of the Manager, Company or any Independent Director, with respect to any other matter.

This Conflicts of Interest Policy may be amended, restated, modified, supplemented or waived by the Manager and the Company (which approval must include a majority of the Independent Directors) without the approval of the Company’s stockholders.

Exhibit B

Investment Guidelines

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Management Agreement, dated as of June [__], 2007, as may be amended from time to time (the “Management Agreement”), by and between Care Investment Trust Inc. (the “Company”) and CIT Healthcare LLC (the “Manager”).

1.

No investment shall be made that would cause the Company to fail to qualify as a REIT under the Code;

2.

No investment shall be made that would cause the Company to be regulated as an investment company under the Investment Company Act;

3.

The Company shall not invest more than 20% of its Equity, determined as of the date of such investment, in any single asset (except with respect to the initial assets contributed by CIT Real Estate Holding Corporation to the Company in connection with the Initial Public Offering) and the Company shall not invest more than 40% of its Equity, determined as of the date of such investment, in projects controlled by a single borrower or group of affiliated borrowers that would form a consolidated group under GAAP;

4.

The Company shall generally maintain leverage not exceeding 80% of the total value of its investments;

5.

The Company shall maintain a portfolio of assets that are geographically diverse;

6.

No investment shall be made that does not comply with the Conflicts of Interest Policy; and

7.

The Manager must seek the approval of a majority of the Independent Directors before engaging in any transaction that is in contravention of these Investment Guidelines.

These Investment Guidelines may be amended, restated, modified, supplemented or waived by the Board of Directors (which must include a majority of the Independent Directors) without the approval of the Company’s stockholders.